UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 16, 2011

Essex Rental Corp.

(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    847-215-6502

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Essex Rental Corp. ("Essex") held its Annual Meeting of Stockholders (the “Meeting”) on June 16, 2011.  At the Meeting, Essex's stockholders (i) elected Edward Levy, Daniel H. Blumenthal and John G. Nestor as Class A Directors to serve for a term of two years and until their successors have been duly elected and qualified, (ii) ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm of Essex for the 2011 fiscal year, (iii) approved, on a non-binding advisory basis, executive compensation, as disclosed in the proxy statement, (iv) approved, on a non-binding advisory basis, that the frequency of the advisory vote on executive compensation be each year and (v) approved the Company’s 2011 Long-Term Incentive Plan.  The matters voted on at the Meeting are described in Essex's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2011.

Essex’s stockholders cast their votes as follows:

Proposal 1 - The election of Class A directors

Class A Director Nominee	For	Withheld	Broker non- votes

Edward Levy	14,852,111	2,126,220	3,456,418
Daniel H. Blumenthal	14,866,062	2,112,269	3,456,418
John G. Nestor	16,867,440	110,891	3,456,418

Proposal 2 - Ratification of the appointment of Grant Thornton LLP as Essex’s independent registered public accounting firm for year ending December 31, 2011.

For	Against	Abstain

18,426,380	2,001,379	6,990

The term of service of Essex’s Class B directors, Laurence S. Levy and Ronald Schad, continued following the Meeting.

Proposal 3 – To approve, on a non-binding advisory basis, executive compensation, as disclosed in the proxy statement.

For	Against	Abstain	Broker Non- Votes

16,950,606	17,235	10,490	3,456,418

Proposal 4 – To vote, on a non-binding advisory basis, for the frequency of the advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non- Votes

14,998,825	1,951,483	17,533	10,490	3,456,418

Proposal 5 – To approve the Company’s 2011 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non- Votes

14,596,226	2,370,915	11,190	3,456,418

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: June 17, 2011	By:	/s/ Martin A. Kroll
Name: Martin A. Kroll
Title: Chief Financial Officer